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Exhibit 1

                             Joint Filing Agreement

         Each of the persons signing below hereby agrees that the Schedule l3G to which this Joint Filing Agreement is attached is filed on behalf of each of them.

Dated:  February 11, l999

                                             /s/  SAUL P. STEINBERG
                                             ------------------------
                                                Saul P. Steinberg

                                             /s/ ROBERT M. STEINBERG
                                             ------------------------
                                                Robert M. Steinberg

                                             /s/ ANNE STEINBERG
                                             ------------------------
                                                Anne Steinberg

                                             /s/  RONI SOKOLOFF
                                             ------------------------
                                                Roni Sokoloff

                                             /s/  LYNDA JURIST
                                             ------------------------
                                                  Lynda Jurist